Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252579) and Form S-3 (No. 333-268610) of Shoals Technologies Group, Inc. (the Company) of our reports dated February 25, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, P.C.
Austin, Texas
February 25, 2025